UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-7660
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange
Preferred Stock Purchase Right	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

On July 1, 2020, the Board of Directors (“Board”) of Maxar Technologies Inc. (“Company”) elected Gilman Louie to serve on the Board to fill the vacancy created by the retirement of Mr. Robert Phillips.  Mr. Louie will serve as a Director for a term expiring at the Company’s 2021 Annual Meeting of Stockholders.

Mr. Louie, age 59, has been the Managing Partner of Alsop Louie Partners, an early stage venture capital fund, since 2006.  He was the chairman of the board of Vricon, Inc., a provider of global 3D geospatial data and visualization for military, government and enterprises, from 2016 until 2020.  Mr. Louie was also the first Chief Executive Officer and President of In-Q-Tel, the first venture capital fund for the United States Central Intelligence Agency, from its founding in 1999 until 2006.  Mr. Louie is also a director of Niantic, the world leading publisher of augmented reality games and Aerospike, an open source flash-optimized NoSQL database built for enterprise to service large scale, high speed, highly reliable and consistent transactional applications.  Mr. Louie has also served as an advisor to many Department of Defense advisory boards and currently serves as Commissioner of the National Security Commission on Artificial Intelligence, an independent Commission that considers the methods and means necessary to advance the development of artificial intelligence, machine learning, and associated technologies to comprehensively address the national security and defense needs of the United States.  Mr. Louie holds a B.S. in Business Administration from San Francisco State University and has completed the Advanced Management Program/International Seniors Management Program from the Harvard University Graduate Business School.

Mr. Louie will be appointed to the Audit and Finance Committee and the Risk Committee of the Board. The Board has determined that Mr. Louie is independent under the corporate governance standards of the rules of the New York Stock Exchange and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Mr. Louie’s compensation will be consistent with that of other non-employee directors, which will be pro-rated to reflect the actual time Mr. Louie will serve on the Company’s Board in fiscal year 2020, paid by the Company to all of its non-employee directors and as described under “2019 Director Compensation” in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2020.

There are no arrangements or understandings between Mr. Louie and any other person pursuant to which he was selected as a director, and there are no transactions in which Mr. Louie has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Additionally, in connection with his appointment, Mr. Louie will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2019 and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On July 1, 2020, the Company issued a press release announcing Mr. Louie’s appointment. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit 99.1	Press Release dated July 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2020	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary